Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of Tile Shop Holdings, Inc. of our report dated June 29, 2012, relating to our audits of the consolidated financial statements of the Tile Shop, LLC as of December 31, 2010 and each of the two years in the period ended December 31, 2010, which are part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in this Registration Statement.

/s/ McGladrey LLP

Minneapolis, Minnesota

June 29, 2012